Exhibit 99.1

SUMMARY OF MERIT MEDICAL SYSTEMS, INC. 2026 EQUITY INCENTIVE PLAN

The following is a brief description of the principal features of the Merit Medical Systems, Inc. 2026 Equity Incentive Plan (the “2026 Equity Incentive Plan”). This summary does not contain all of the terms and conditions of the 2026 Equity Incentive Plan and is qualified in its entirety by reference to the full text of the 2026 Equity Incentive Plan which is included as Exhibit 10.1 to the Current Report on Form 8-K filed by Merit Medical Systems, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on May 19, 2026. This summary is derived from the summary of the 2026 Equity Incentive Plan set forth in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on March 31, 2026 (the “Proxy Statement”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Proxy Statement.

Purpose

The purpose of the 2026 Equity Incentive Plan is to assist the Company and its subsidiaries in attracting and retaining qualified individuals to serve as directors and employees of, and consultants and advisors to, the Company and our subsidiaries. The Board of Directors of the Company (the “Board”) believes that the awards granted under the 2026 Equity Incentive Plan will align incentives of such individuals to those of our shareholders and help us achieve our long-term objectives, which in turn will inure to the benefit of all our shareholders. These incentives will be provided through such combination of one or more of the following types of awards as the Compensation and Talent Development Committee of the Board (the “Compensation Committee”) may determine: stock options, stock appreciation rights, restricted stock, restricted stock units, performance stock units and other share-based awards.

Eligibility

All directors, employees, consultants and advisors of the Company and our subsidiaries will be eligible to receive awards under the 2026 Equity Incentive Plan, subject to selection as award recipients by the Compensation Committee or its delegate. Plan participation is, therefore, based upon selection by the Compensation Committee. The Compensation Committee has not yet determined who will receive future awards under the 2026 Equity Incentive Plan. As of the March 20, 2026, if the 2026 Equity Incentive Plan had been in effect, there were approximately 7,600 employees of the Company and its subsidiaries (including six total executive officers, which includes five named executive offices (each an “NEO”)) and nine non-employee directors who would have been potentially eligible to participate in the Plan pursuant to the terms of the Plan. As of such date, we estimate that no consultants or advisors would have been eligible to participate in the Plan.

Administration

The Compensation Committee will administer the 2026 Equity Incentive Plan. The Compensation Committee will have broad authority to interpret and construe the provisions of the 2026 Equity Incentive Plan and to make all decisions and determinations relating to the operation of the 2026 Equity Incentive Plan, including the authority and discretion to:

●	select the individuals to receive awards under the plan, and the types and amounts of awards to be granted;
●	oversee the valuation of our Common Stock for purposes of grants of awards;
●	determine the time or times when, and performance-based or other conditions under which, stock option, stock appreciation right, restricted stock, restricted stock unit, performance stock unit or other awards will vest; provided that awards generally may not vest prior to one year from their date of grant (or prior to 350 days from the date of grant in the case of awards to non-employee directors);

●	establish the terms and conditions upon which awards may be exercised or settled;
●	establish and approve the forms of the written (including electronic) award agreements pursuant to which awards will be issued and documented;
●	prescribe, amend and rescind rules relating to the 2026 Equity Incentive Plan, including creating sub-plans; and
●	modify or amend the plan and awards, subject in certain cases to shareholder or participant approval.

Subject to certain limitations, the Compensation Committee may delegate to a subcommittee or to the CEO, if the CEO is then serving as a director of the Company, authority to make option grants to employees other than executive officers and directors.

The Compensation Committee’s decisions, interpretations and other actions with respect to the 2026 Equity Incentive Plan are final and binding on all participants and will be given the maximum deference permitted by applicable law.

Duration

The 2026 Employee Incentive Plan became effective on May 13, 2026. The 2026 Equity Incentive Plan will continue in effect until May 13, 2036 unless sooner terminated by the Board; provided, that Awards issued under the 2026 Equity Incentive Plan prior to termination will continue in effect until their expiration, exercise or settlement date.

Shares Subject to Plan

A maximum Share Reserve of 2,700,000 shares of our Common Stock is authorized for issuance under the 2026 Equity Incentive Plan, subject to adjustment in the event of a change in Company capitalization as described below. The Share Reserve will not be increased by any otherwise available remaining or later forfeited shares under the 2018 Incentive Plan. Each share of our Common Stock subject to an award issued under the 2026 Equity Incentive Plan, whether pursuant to a stock option, stock appreciation right, restricted stock grant, restricted stock unit grant, performance stock unit grant or other award, will count as one share against the Share Reserve.

If an award expires or becomes un-exercisable without having been exercised in full, or, with respect to any Full Value Awards, the underlying shares are forfeited or are not issued due to failure to vest or satisfy other applicable conditions, the unpurchased shares (or for Full Value Awards, the forfeited or unissued shares) will become available for future grant and issuance under the 2026 Equity Incentive Plan.

In the event the outstanding shares of Common Stock are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction (a Recapitalization), the Share Reserve under the 2026 Equity Incentive Plan will be proportionately adjusted.

We intend to register the new shares authorized for issuance under the 2026 Equity Incentive Plan on a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, as soon as practicable after receiving shareholder approval.

Limitation on Awards to Non-Employee Directors

Notwithstanding anything in the 2026 Equity Incentive Plan to the contrary, no non-employee director may be granted in any one Company fiscal year aggregate compensation in the form of cash, shares or other plan awards for such Board service having an aggregate value (measured as of the grant date and calculated based on the grant date fair value of plan awards for financial reporting purposes) in excess of $750,000 (or in excess of $1,000,000 in the non-employee director’s initial fiscal year of service as such).

Types of Awards under the 2026 Equity Incentive Plan

The 2026 Equity Incentive Plan provides for the following types of awards: (a) stock options; (b) stock appreciation rights; (c) restricted stock; (d) restricted stock units, including performance stock units; and (e) other share-based awards. Awards under the 2026 Equity Incentive Plan may vest based upon such factors as are determined by the Compensation Committee and set forth in the applicable award agreement, including without limitation the participant’s continuing future service through specified dates, the achievement of performance targets and other factors. Except in the case of certain Change in Control transactions with respect to the Company as described below, all awards under the 2026 Equity Incentive Plan will have a minimum vesting requirement of at least one year of continuous service from the date of grant (or in the case of grants to non-employee directors, at least 350 days of continuous director service from the date of grant).

Stock Options

The Compensation Committee may from time to time award options to any 2026 Equity Incentive Plan participant. Stock options will give the holder the right to purchase shares of our Common Stock within a specified time at a specified exercise price. Two types of stock options may be granted under the 2026 Equity Incentive Plan: (a) incentive stock options (ISOs), which are subject to special tax treatment as described below and which are limited to employees of the Company and our subsidiaries and special limitations under the Code; and (b) non-statutory options (NSOs), which are available to all directors, employees, consultants and advisors of the Company and our subsidiaries. The aggregate number of shares that may be acquired through ISOs will not exceed the Share Reserve.

The exercise price per share of an option granted under the 2026 Equity Incentive Plan cannot be less than 100% of the fair market value of a share on the date of grant (or in the case of ISOs granted to any individual who owns, as of the date of grant, stock possessing more than ten (10) percent of the total combined voting power of all classes of our Common Stock (a Ten Percent Owner), not less than 110% of the fair market value of a share on the date of grant). The term of an option may not exceed seven years from its date of grant (or in the case of an ISO granted to a Ten Percent Owner, not more than five years from the date of grant).

After the termination of service of an employee, director or consultant, he or she may exercise the otherwise vested exercisable portion of his or her option for the period of time stated in his or her option award agreement. In the absence of another applicable exercise deadline specified in the applicable award agreement, the option will generally remain exercisable for three months following the termination of service. An option, however, may not be exercised later than the expiration of its stated maximum term. A participant may pay the applicable option exercise price in cash, by certified check or by wire transfer, or if permitted under the applicable award agreement or by the Compensation Committee, by tendering previously acquired shares, by withholding of shares or through a cashless broker-assisted exercise program.

Other than appropriate adjustments to reflect a Recapitalization, the Compensation Committee may not without the approval of our shareholders: (a) lower the option exercise price of an option after it is granted; (b) cancel an option when the option exercise price exceeds the fair market value of the underlying shares in exchange for another award; or (c) take any other action with respect to an option that may be treated as a repricing under the rules and regulations of Nasdaq.

Stock Appreciation Rights

The Compensation Committee may grant stock appreciation rights under the 2026 Equity Incentive Plan to eligible participants. A stock appreciation right is the right to receive payment of an amount equal to (i) the excess of (A) the fair market value of a share of Common Stock on the date of exercise of the award over (B) the fair market value of a share of Common Stock on the date of grant of the award, multiplied by (ii) the aggregate number of shares of Common Stock subject to the award. The Compensation Committee shall determine the time or times at which a stock appreciation right may be exercised in whole or in part, provided that the term of any stock appreciation right will not exceed seven years. Upon exercise of a stock appreciation right, the amount payable under the award will be paid in shares of Common Stock.

Restricted Stock

The Compensation Committee may grant restricted shares of Common Stock under the 2026 Equity Incentive Plan to such eligible participants, in such amounts, at such purchase prices (including zero) and subject to such terms and conditions (including time-based and performance-based vesting conditions) as the Compensation Committee determines in its discretion. Awards of restricted stock may be made in exchange for services or other lawful consideration. Awards of restricted stock will be subject to transfer restrictions and the requirement that the shares be forfeited to the Company unless the vesting conditions set forth in the applicable award agreement are met. Subject to those restrictions, conditions and forfeiture provisions, any recipient of an award of restricted stock will have all the rights of a shareholder of the Company, including the right to vote the shares upon grant subject to those restrictions, conditions and forfeiture provisions. Dividends otherwise payable on shares of restricted stock, however, will not be paid unless and until the shares of restricted stock vest.

Restricted Stock Units and Performance Stock Units

The Compensation Committee may grant restricted stock units under the 2026 Equity Incentive Plan. Restricted stock units represent a right to receive at one or more specified later settlement dates a payment in the form of shares of our Common Stock having a value determined by reference to a designated number of shares of our Common Stock. Restricted stock units may be granted to such eligible participants, in such amounts, and subject to such terms and conditions (including vesting conditions) as the Compensation Committee determines in its discretion.

Restricted stock units may be granted in a manner under which the applicable vesting and number of shares earned and issuable upon vesting and later settlement, is conditioned upon the participant’s period of continuing service following the date of grant and/or the attainment of designated performance goals measured over specified performance periods. The latter type of restricted stock units are referred to ‘performance stock units.” If the combined continuing service and performance requirements applicable to a performance stock unit award are met, the grantee of such performance stock units will receive shares of Common Stock equal to the applicable number of vested shares of Common Stock set forth in the applicable award agreement.

Performance Measures, Goals and Attainment

In the case of performance stock units and other awards under the 2026 Equity Incentive Plan the vesting or settlement value of which wholly or partially performance-based, the Compensation Committee will have discretion to set the applicable financial, operational and other quantitative and qualitative measures to be taken into account, the target and other goals applicable to the awards, and the period over which performance is to be measured. Designated performance measures and goals may be Company-wide, subsidiary, divisional or department specific, based on individual performance criteria, or a combination thereof. The Compensation Committee may in its discretion modify such performance measures, goals and periods or the actual levels of achievement, in whole or in part, as the Compensation Committee deems appropriate and equitable to take into account changes in law or accounting standards or other extraordinary events.

Other Share-Based Awards

The Compensation Committee may also make other awards payable in the form of shares of Common Stock under the 2026 Equity Incentive Plan subject to the satisfaction of specified performance or other criteria. Other share-based awards shall be paid in shares of Common Stock only.

Dividends and Dividend Equivalents

No dividends or dividend equivalents will be paid with respect to stock option rights or stock appreciation rights. Any dividends payable on shares of restricted stock or dividend equivalents provided for in the award agreement in the case of restricted stock units or performance stock units will be subject to the same restrictions on vesting and payment as the shares under the applicable award.

Effect of a Change in Control

Under the 2026 Equity Incentive Plan, in the event of a Change in Control with respect to the Company, the transaction documents may provide that some or all awards will be assumed by the successor entity (or its parent or subsidiary), replaced by substantially equivalent substitute equity awards of the successor entity (or its parent or subsidiary), or remain outstanding at the Company level in accordance with their original terms. There will be no automatic “single trigger” accelerated exercisability, vesting, settlement, deemed performance satisfaction or payout of such continuing, assumed or substituted awards; provided, however, the award agreement may provide for acceleration if a Change in Control occurs and the applicable participant’s employment is terminated without “cause” or he or she resigns for “good reason” within 18 months (or such other shorter period as is designated in the applicable award agreement) after the Change in Control.

Alternatively, upon a Change in Control in which outstanding awards will not be assumed or replaced, the Compensation Committee may elect to cancel all or any portion of the outstanding awards under the 2026 Equity Incentive Plan in exchange for a payment (in cash, shares or other property) equal to the value of the cancelled awards computed as if they were fully exercisable and vested and as if all applicable performance goals were satisfied at 100% of target performance levels (or if greater, the level of target performance goals actually attained).

A Change in Control means: (a) certain changes in the majority of the Board within a 12-month period; (b) the acquisition by any person of 50% or more of the voting securities of the Company; (c) consummation of a merger or reorganization of the Company in which neither the Company nor another entity controlled by our shareholders is the surviving entity; (d) a sale or other disposition of all or substantially all of our assets to another entity that is not controlled by our shareholders; or (e) shareholder approval of a liquidation of the Company.

Recoupment and Clawback

The Company is entitled to recoup compensation of whatever kind paid under the 2026 Equity Incentive Plan by the Company at any time to the extent required by applicable securities or other law or as provided in the Clawback Policy. See “Return of Incentive Compensation” on Page 56.

Provisions for Foreign Participants

The Compensation Committee may modify awards granted to participants who are foreign nationals or employed outside the United States or establish, amend or rescind rules, sub-plans or procedures under the

2026 Equity Incentive Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefits or other matters.

General Provisions

Unless authorized by the Compensation Committee in the agreement evidencing an award granted under the 2026 Equity Incentive Plan, awards may not be transferred other than by will or the laws of descent and distribution, and may be exercised during the participant’s lifetime only by the participant or the participant’s guardian or legal representative.

The Board may, from time to time, alter, amend, suspend or terminate the 2026 Equity Incentive Plan. However, if any amendment (i) will materially increase the number of shares which may be issued under the 2026 Equity Incentive Plan, (ii) will materially modify the requirements for participation in the 2026 Equity Incentive Plan, or (iii) must otherwise be approved by the Company’s shareholders in order to comply with applicable law or the Nasdaq listing requirements, then such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained. Additionally, no amendment or termination may substantially impair rights under any outstanding award without the consent of an affected participant.

Unless sooner terminated by the Board of Directors, the 2026 Equity Incentive Plan will automatically terminate on the 10-year anniversary date of the plan’s effective date. No grants may be made under the plan following the date of termination, although grants made prior to that date will remain outstanding following the termination of the 2026 Equity Incentive Plan until their scheduled expiration date.

Awards under the 2026 Equity Incentive Plan will be subject to the withholding of taxes to the extent required by the Code or other applicable law. The Compensation Committee may authorize the withholding of shares subject to an award to satisfy required tax withholding.

Certain Federal Income Tax Consequences

The following is a brief summary of certain U.S. federal income tax consequences relating to awards under the 2026 Equity Incentive Plan. This summary is made as of the date of this Proxy Statement, is not (and is not intended to be) complete, and does not describe state, local, foreign, or other tax consequences. The tax information summarized is not tax advice. The U.S. federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different. We advise participants to consult with a tax advisor regarding the tax implications of their awards under the 2026 Equity Incentive Plan.

Tax Consequences to the Company. To the extent that a participant recognizes ordinary income in the circumstances described below as a result of the grant, exercise or payment of an award under the 2026 Equity Incentive Plan, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction for income tax purposes, but only if, among other things, the expense: (a) meets the test of reasonableness; (b) is an ordinary and necessary business expense; (c) is not an “excess parachute payment” within the meaning of Section 280G of the Code, as described below; and (d) is not disallowed by the $1 million limitation on executive compensation deductions under Section 162(m) of the Code, as described below.

Tax Consequences to Participants. The U.S. federal income tax consequences to participants receiving various types of awards under the 2026 Equity Incentive Plan are summarized below:

●	Nonqualified Stock Options. In general, for recipients of NSOs: (a) no income will be recognized by the participant at the time an NSO is granted; (b) at the time of exercise of an NSO, ordinary income will be recognized by the participant in an amount equal to the difference between the option exercise price paid for the shares of Common Stock and the fair market value of the shares on the date of exercise; and

(c) at the time of sale of shares of Common Stock acquired pursuant to the exercise of an NSO, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held. For post-exercise appreciation in share value to qualify for long-term capital gain treatment, the shares must be held for more than one year from their date of issuance.

●	Incentive Stock Options (ISOs). No income will be recognized by a participant upon the grant to the participant of an ISO. In general, no income will be recognized by the participant upon the exercise of an ISO for regular income tax purposes. However, the difference between the option price paid and the fair market value of the shares at exercise may constitute a preference item triggering alternative minimum tax on the participant. If shares of Common Stock are issued to a participant pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such option holder within two years after the date of the grant or within one year after the issuance of such shares to the option holder, then upon later sale of such shares, any amount realized in excess of the option price will be taxed to the participant as long-term capital gain and any loss sustained will be a long-term capital loss. If shares of Common Stock acquired upon the timely exercise of an ISO are disposed of prior to the expiration of either holding period described above, the participant generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option exercise price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.
●	Stock Appreciation Rights. No income will be recognized by a participant in connection with the grant of a stock appreciation right. When the appreciation right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the fair market value of any unrestricted shares of Common Stock or other property received on the exercise.
●	Restricted Stock. The recipient of restricted stock generally will not be subject to tax until the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (Restrictions). At such time, the participant will be subject to tax at ordinary income rates on the then fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock). However, a participant who makes an election under Section 83(b) of the Code through a filing with the Internal Revenue Service within 30 days of the date of issuance of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. Any appreciation (or depreciation) after the date the value of the restricted stock initially becomes taxable to the participant which the participant later realizes upon a subsequent disposition of such shares will be treated as long-term or short-term capital gain (or loss) depending upon how long the shares have been held. If a Code Section 83(b) election has not been made, any dividends received with respect to shares of restricted stock that are subject to the restrictions generally will be treated as deferred compensation that is taxable as ordinary income to the participant.
●	Restricted Stock Units (including Performance Stock Units). Generally, no income will be recognized by a participant upon the award of restricted stock units, including performance stock units. The recipient of a restricted stock unit award or performance stock unit award generally will be subject to tax at ordinary income rates on the fair market value of any unrestricted shares of Common Stock received on the date that such shares are issued to the participant under the award (reduced by any amount paid, if any, by the participant for such restricted stock units). Similarly, any dividend equivalencies with respect to restricted stock units (including performance stock units) will be taxable as ordinary income to the recipient when vested and paid.
●	Other Share-Based Awards. No income generally will be recognized by a participant upon the grant of other Share-Based Awards until such awards become vested and payable. Upon payment in respect of other Share-Based Awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the then fair market value of any nonrestricted shares of Common Stock received.

Section 280G of the Code. Section 280G of the Code limits the deduction that the employer may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an “excess parachute payment.” Excess parachute payments arise from payments made to disqualified individuals that are in the nature of compensation and are contingent on changes in ownership or control of the employer or certain affiliates. Accelerated vesting or payment of awards under the Plan upon a change in ownership or control of the employer or its affiliates could result in excess parachute payments. In addition to the deduction limitation applicable to the employer, a disqualified individual receiving an excess parachute payment is subject to a 20% excise tax on the amount thereof.

Section 162(m) of the Code. Under Section 162(m) of the Code, income tax deductions of publicly-traded companies may be limited to the extent total compensation (including, without limitation, base salary, annual bonus, stock option exercises, and restricted stock vesting) for certain current or former executive officers exceeds $1 million in any one taxable year. Although the Compensation Committee may take action to limit the impact of Section 162(m) of the Code, it also believes that deductibility of executive compensation is only one of several important considerations in setting compensation and reserves the right to approve executive compensation arrangements that are not fully tax deductible if it believes that doing so is in the best interests of the Company or our shareholders.

Section 409A of the Code. Generally, to the extent that deferrals of award, if any, fail to meet certain requirements under Section 409A of the Code, such awards will be subject to immediate taxation and tax penalties in the year they vest unless the requirements of Section 409A of the Code are satisfied. It is our intent that awards under the Plan will be structured and administered in a manner that complies with or is exempt from the requirements of Section 409A of the Code.

New Plan Benefits

We are unable to determine the amount of benefits that may be received by participants under the 2026 Equity Incentive Plan as grants of awards under the 2026 Equity Incentive Plan are discretionary with the Compensation Committee.